UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 29, 2024

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive

Kingsport Tennessee 37660

(Address of Principal Executive Offices) (Zip Code)

(423) 229-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On July 29, 2024, Eastman Chemical Company (the “Company”) issued a press release announcing that it commenced a cash tender offer (the “Tender Offer”) to purchase up to $250 million aggregate principal amount of the Company’s 3.800% Notes due 2025 (the “Notes”). The Tender Offer is being conducted on the terms and conditions set forth in the offer to purchase dated July 29, 2024 (the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on August 26, 2024, unless extended or earlier terminated by the Company.

The Tender Offer is conditioned on the Company’s completion of an offering and sale of new debt securities on terms acceptable to the Company and on the other general conditions described in the Offer to Purchase.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 is for informational purposes only and does not constitute an offer to purchase the Notes. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated July 29, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: July 29, 2024	By:	/s/ Kevin Wang
Kevin Wang Vice President and Treasurer